Chembio to Present at Rodman & Renshaw's Eleventh Annual Healthcare Conference

MEDFORD, N.Y (September 9, 2009) Chembio Diagnostics, Inc.(OTCBB CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, will present at Rodman & Renshaw's Eleventh Annual Healthcare Conference taking place September 9 - 11, 2009, at the New York Palace Hotel. Lawrence A. Siebert, Chairman and Chief Executive Officer, will give the company presentation on Friday, September 11, 2009, 11:15 A.M. EDT in the Garrison Salon (fifth floor). Additional information regarding the conference can be found at http://rodm.com/conferences?id=30.

Expected to welcome 3,500 guests and include presentations by over five hundred companies, the Conference will be attended by investors, venture capitalists, company executives, medical experts, scientists, and other industry leaders. To access a live audio webcast or the subsequent archived recording, log on to http://wsw.com/webcast/rrshq15/cemi.ob . Please connect to the website several minutes prior to the start of the live webcast to ensure adequate time for any software download that may be necessary.

About Chembio Diagnostics

Chembio Diagnostics, Inc., through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc., develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP®) technology which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Company Contact:
Susan Norcott
631-924-1135 x125
snorcott@chembio.com

Investor & Public Relations
The Investor Relations Group
212-825-3210
James Carbonara
JCarbonara@investorrelationsgroup.com
Susan Morgenbesser
SMorgenbesser@investorrelationsgroup.com